Exhibit 15
                                                     ----------


August 11, 2000


Securities and Exchange Commission
450 Fifth Street
Washington, DC  20549


Commissioners:

We are aware that our report dated July 28, 2000 on our review of interim financial information of Honeywell International Inc. for the period ended June 30, 2000 and included in Honeywell's quarterly report on form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Forms S-8 (Nos. 33-09896, 33-51455, 33-55410, 33-
58347, 33-60261, 333-57509, 333-57515, 333-57517, 333-57519,
333-83511, 333-88141, 333-31370 and 333-34764), on Forms S-3
(Nos. 33-14071, 33-55425, 33-64245, 333-22355, 333-49455, 333-
68847, 333-74075, 333-86157 and 333-34760) and on Form S-4 (No.
333-82049).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP